EXHIBIT 4.1 - INDENTURE

                                                                  EXECUTION COPY
================================================================================

                          Grupo Iusacell, S.A. de C.V.

                            10% Senior Notes due 2004


             ------------------------------------------------------


                                    INDENTURE


                            Dated as of July 25, 1997


             ------------------------------------------------------


                           FIRST UNION NATIONAL BANK,

                                     Trustee


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions..............................................    1
SECTION 1.02.  Other Definitions........................................   27
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........   28
SECTION 1.04.  Rules of Construction....................................   28
SECTION 1.05.  GAAP; Dollar Equivalents.................................   29

                                   ARTICLE II

                                 The Securities

SECTION 2.01.  Form and Dating..........................................   29
SECTION 2.02.  Execution and Authentication.............................   30
SECTION 2.03.  Registrar and Paying Agent...............................   31
SECTION 2.04.  Paying Agent To Hold Money in Trust......................   32
SECTION 2.05.  Securityholder Lists.....................................   33
SECTION 2.06.  Transfer and Exchange....................................   33
SECTION 2.07.  Replacement Securities...................................   34
SECTION 2.08.  Outstanding Securities...................................   35
SECTION 2.09.  Temporary Securities.....................................   35
SECTION 2.10.  Cancelation..............................................   35
SECTION 2.11.  Defaulted Interest.......................................   36
SECTION 2.12.  CUSIP Numbers............................................   36
SECTION 2.13.  Book-Entry Provisions for Global Securities..............   36
SECTION 2.14.  Special Transfer Provisions..............................   37

                                   ARTICLE III

                                   Redemption

SECTION 3.01.  Notices to Trustee.......................................   40
SECTION 3.02.  Selection of Securities to be Redeemed...................   40
SECTION 3.03.  Notice of Redemption.....................................   40
SECTION 3.04.  Effect of Notice of Redemption...........................   41
SECTION 3.05.  Deposit of Redemption Price..............................   42
SECTION 3.06.  Securities Redeemed in Part..............................   42

SECTION 3.07.  Optional Redemption......................................   42
SECTION 3.08.  Redemption for Tax Reasons...............................   43

                                   ARTICLE IV

                                    Covenants

SECTION 4.01.  Payment of Securities....................................   44
SECTION 4.02.  Provision of Financial Information.......................   44
SECTION 4.03.  Limitation on Indebtedness...............................   45
SECTION 4.04.  Limitation on Indebtedness of Non-Guarantor
               Subsidiaries.............................................   48
SECTION 4.05.  Limitation on Restricted Payments........................   49
SECTION 4.06.  Limitation on Restrictions on Distributions from
               Restricted Subsidiaries..................................   51
SECTION 4.07.  Limitation on Sales of Assets and Subsidiary Stock.......   52
SECTION 4.08.  Limitation on Transactions with Affiliates...............   56
SECTION 4.09.  Change of Control........................................   57
SECTION 4.10.  Compliance Certificate...................................   58
SECTION 4.11.  Further Instruments and Acts.............................   59
SECTION 4.12.  Limitation on the Sale or Issuance of Capital Stock of
               Restricted Subsidiaries..................................   59
SECTION 4.13.  Limitation on Liens......................................   59
SECTION 4.14.  Limitation on Sale/Leaseback Transactions................   59
SECTION 4.15.  Limitation on Lines of Business..........................   60
SECTION 4.16.  Future Subsidiary Guarantors.............................   60
SECTION 4.17.  Additional Amounts.......................................   60

                                    ARTICLE V

                                Successor Company

SECTION 5.01.  When Company May Merge or Transfer Assets................   62

                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.  Events of Default........................................   63
SECTION 6.02.  Acceleration.............................................   66
SECTION 6.03.  Other Remedies...........................................   66
SECTION 6.04.  Waiver of Past Defaults..................................   66
SECTION 6.05.  Control by Majority......................................   67
SECTION 6.06.  Limitation on Suits......................................   67
SECTION 6.07.  Rights of Holders to Receive Payment.....................   67
SECTION 6.08.  Collection Suit by Trustee...............................   68
SECTION 6.09.  Trustee May File Proofs of Claim.........................   68
SECTION 6.10.  Priorities...............................................   68
SECTION 6.11.  Undertaking for Costs....................................   69
SECTION 6.12.  Waiver of Stay or Extension Laws.........................   69

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.  Duties of Trustee........................................   69
SECTION 7.02.  Rights of Trustee........................................   71
SECTION 7.03.  Individual Rights of Trustee.............................   71
SECTION 7.04.  Trustee's Disclaimer.....................................   72
SECTION 7.05.  Notice of Defaults.......................................   72
SECTION 7.06.  Reports by Trustee to Holders............................   72
SECTION 7.07.  Compensation and Indemnity...............................   72
SECTION 7.08.  Replacement of Trustee...................................   74
SECTION 7.09.  Successor Trustee by Merger..............................   75
SECTION 7.10.  Eligibility; Disqualification............................   75
SECTION 7.11.  Preferential Collection of Claims Against Company........   75

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.   Discharge of Liability on Securities; Defeasance........   76
SECTION 8.02.   Conditions to Defeasance................................   77
SECTION 8.03.   Application of Trust Money..............................   78
SECTION 8.04.   Repayment to Company....................................   79
SECTION 8.05.   Indemnity for Government Obligations....................   79
SECTION 8.06.   Reinstatement...........................................   79

                                   ARTICLE IX

                                   Amendments

SECTION 9.01.   Without Consent of Holders..............................   79
SECTION 9.02.   With Consent of Holders.................................   81
SECTION 9.03.   Compliance with Trust Indenture Act.....................   82


SECTION 9.04. Revocation and Effect of Consents and Waivers.............   82

SECTION 9.05.   Notation on or Exchange of Securities...................   83

SECTION 9.06.   Trustee to Sign Amendments and Waivers..................   83
SECTION 9.07.   Payment for Consent.....................................   84

                                    ARTICLE X

                             [Intentionally Omitted]

                                   ARTICLE XI

                              Subsidiary Guarantees

SECTION 11.01.  Subsidiary Guarantees...................................   84
SECTION 11.02.  Limitation on Liability.................................   87
SECTION 11.03.  Successors and Assigns..................................   87
SECTION 11.04.  No Waiver...............................................   87
SECTION 11.05.  Modification............................................   88
SECTION 11.06.  Execution of Supplemental Indenture for Future
                Subsidiary Guarantors ..................................   88

                                   ARTICLE XII

                   Subordination of the Subsidiary Guarantees

SECTION 12.01.  Agreement to Subordinate................................   88
SECTION 12.02.  Liquidation, Dissolution, Bankruptcy....................   89
SECTION 12.03.  Default on Designated Senior Indebtedness of a
                Guarantor Subsidiary....................................   89
SECTION 12.04.  Demand for Payment......................................   90
SECTION 12.05.  When Distribution Must Be Paid Over.....................   91
SECTION 12.06.  Subrogation.............................................   91
SECTION 12.07.  Relative Rights.........................................   91
SECTION 12.08.  Subordination May Not Be Impaired by a Subsidiary
                Guarantor...............................................   91
SECTION 12.09.  Rights of Trustee and Paying Agent......................   92
SECTION 12.10.  Distribution or Notice to Representative................   92
SECTION 12.11.  Article XII Not To Prevent Events of Default or Limit
                Right To Accelerate.....................................   92
SECTION 12.12.  Trustee Entitled to Rely................................   93
SECTION 12.13.  Trustee to Effectuate Subordination.....................   93
SECTION 12.14.  Trustee Not Fiduciary for Holders of Designated Senior
                Indebtedness of a Subsidiary Guarantor..................   93
SECTION 12.15.  Reliance by Holders of Designated Senior Indebtedness
                of a Subsidiary Guarantor on Subordination Provisions...   94
SECTION 12.16.  Defeasance..............................................   94

                                  ARTICLE XIII

                                  Miscellaneous

SECTION 13.01.  Trust Indenture Act Controls............................   94
SECTION 13.02.  Notices.................................................   94
SECTION 13.03.  Communication by Holders with Other Holders.............   95
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent......   95
SECTION 13.05.  Statements Required in Certificate or Opinion...........   96
SECTION 13.06.  When Securities Disregarded.............................   96
SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar............   97
SECTION 13.08.  Legal Holidays..........................................   97
SECTION 13.09.  Governing Law...........................................   97
SECTION 13.10.  Waiver of Immunities....................................   97
SECTION 13.11.  Consent to Jurisdiction; Appointment of Agent for
                Service of Process; Judgment Currency...................   97
SECTION 13.12.  No Recourse Against Others..............................  100
SECTION 13.13.  Successors..............................................  100
SECTION 13.14.  Multiple Originals......................................  100
SECTION 13.15.  Table of Contents; Headings.............................  100


Exhibit A - Form of Face of Initial Security
Exhibit B - Form of Face of Registered Exchange Security
Exhibit C - Form of Face of Private Exchange Security
Exhibit D - Form of Letter of Representation to be Delivered in Connection
            with Transfers Pursuant to Regulation D
Exhibit E - Form of Supplemental Indenture
Exhibit F - Form of Letter to be Delivered in Connection with Transfers
            Pursuant to Rule 144A
Exhibit G - Form of Letter to be Delivered in Connection with Transfers
            Pursuant to Regulation S

                              CROSS-REFERENCE TABLE


  TIA                                                 Indenture
Section                                                Section
-------                                                -------

310(a)(1)............................................    7.10
   (a)(2)............................................    7.10
   (a)(3)............................................    N.A.
   (a)(4)............................................    N.A.
   (b)...............................................    7.08; 7.10
   (c)...............................................    N.A.
311(a)...............................................    7.11
   (b)...............................................    7.11
   (c)...............................................    N.A.
312(a)...............................................    2.05
   (b)...............................................    13.03
   (c)...............................................    13.03
313(a)...............................................    7.06
   (b)(1)............................................    N.A.
   (b)(2)............................................    7.06
   (c)...............................................    7.06
   (d)...............................................    7.06
314(a)...............................................    4.02; 4.10;
                                                         13.02
   (b)...............................................    N.A.
   (c)(1)............................................    13.04
   (c)(2)............................................    13.04
   (c)(3)............................................    N.A.
   (d)...............................................    N.A.
   (e)...............................................    13.05
   (f)...............................................    4.13
315(a)...............................................    7.01
   (b)...............................................    7.05; 13.02
   (c)...............................................    7.01
   (d)...............................................    7.01
   (e)...............................................    6.11
316(a)(last
sentence)............................................    13.06
   (a)(1)(A).........................................    6.05
   (a)(1)(B).........................................    6.04
   (a)(2)............................................    N.A.
   (b)...............................................    6.07
317(a)(1)............................................    6.08
   (a)(2)............................................    6.09
   (b)...............................................    2.04
318(a)...............................................    13.01

                           N.A. means Not Applicable.

----------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE dated as of July 25, 1997, among Grupo Iusacell,
            S.A. de C.V., a limited liability stock corporation organized under the laws of Mexico (the "Company"), each Initial Guarantor (as defined below) and First Union National Bank, a national banking association (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10% Senior Notes due 2004 (the "Initial Securities") and, when and if issued pursuant to an exchange for Initial Securities, the Exchange Securities (as defined).

                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Additional Assets" means (i) any property (other than cash, cash equivalents or Securities) to be owned by the Company or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary which is used in a Related Business and (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07 and 4.08 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Annualized EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for such Person's two most recent fiscal quarters ended at least 45 days prior to the determination date, multiplied by two.

            "Asset Disposition" means any sale, lease, transfer, issuance or other disposition of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) for purposes of the provisions of Section
4.07 only, a disposition subject to (and complying with) Section 4.05, (iv) Permitted Securitization Transactions and (v) Joint Venture Investments to the extent permitted pursuant to clause (ix) of the definition of "Permitted Investment".

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, (i) if such Sale/Leaseback Transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capitalized Lease Obligation" and (ii) in all other instances, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years (including fractions thereof) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "BAII" means Bell Atlantic International, Inc., a subsidiary of Bell Atlantic.

            "Bell Atlantic" means Bell Atlantic Corporation.

            "Bell Atlantic Facility" means the debenture purchase agreement, entered into on July 25, 1997, between the Company and BAII, without giving effect to any subsequent amendment, waiver or other modification thereof.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

            "Change of Control" means the occurrence of any of the following events:

            (i)(A) the Permitted Holders cease to possess, directly or indirectly, the power to elect a majority of the members of the Board of Directors and thereby direct or cause the direction of the management or policies of the Company, whether through the ownership of voting securities or by contract, or (B) individuals elected by the Permitted Holders cease to constitute a majority of the members of the Board of Directors;

            (ii) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 30% in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (ii), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (iii)(A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (ii) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in clause (ii) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (iii), such other person shall be deemed to own beneficially any Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns"

      (as defined in this clause (iii)), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (ii) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

            (iv) the sale, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company, whether in one or more transactions or to one or more Persons, other than a sale, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company to a Person that is controlled by the Permitted Holders.

            "Chase" means The Chase Manhattan Bank.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such Guarantee, (vii) net costs associated with Hedging Obligations (including amortization of fees and premiums) permitted under this Indenture, (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that Consolidated Interest Expense shall not include any expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its Consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income
(loss) of any Person if such Person is not a Restricted Subsidiary, except that
(A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

            "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Consolidated Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (i) the excess of cost over fair market value of assets or businesses acquired; (ii) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; (iii) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (iv) minority interests in Consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary; (v) treasury stock; (vi) cash set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

            "Consolidation" means the consolidation of the amounts of each of the Subsidiaries of a Person with those of such Person in accordance with GAAP consistently applied; provided, however, that, in the case of the Company, "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Facility" means the credit agreement dated as of July 25, 1997, as amended, waived or otherwise modified from time to time, among the Company, the lenders named therein and Chase, as administrative agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

            "Cumulative EBITDA" means, at any date of determination, the cumulative EBITDA of the Company from and after July 1, 1997 to the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made.

            "Cumulative Interest Expense" means, at any date of determination, the aggregate amount of Consolidated Interest Expense Incurred by the Company from and after July 1, 1997 to the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Debentures" means the convertible subordinated debentures sold pursuant to the Bell Atlantic Facility.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

            "Designated Senior Indebtedness" means (i) Senior Indebtedness under the Credit Facility and (ii) any Refinancing Indebtedness with respect thereto Incurred in accordance with the provisions of Section 4.03(b)(i) which constitutes Senior Indebtedness and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness", provided that, in the case of the foregoing clause (ii), at the date of determination, the aggregate principal amount of such Senior Indebtedness then outstanding, together with any available lending commitment with respect thereto, is not less than $35.0 million.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is or could become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or could become convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is or could become redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

            "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for the purchase of U.S. dollars with the applicable foreign currency reported by the Federal Reserve Bank of New York, or if no noon buying rate is so reported, at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by The Chase Manhattan Bank in New York City at approximately 11:00 a.m. (New York City time), (i) with respect to the calculation of Leverage Ratio, Cumulative EBITDA and Cumulative Interest Expense, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made or (ii) with respect to the monetary amount of a transaction occurring subsequent to the end of such fiscal quarter, on the date two Business Days prior to such determination.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income and asset tax expense and employee profit sharing expense, (ii) Consolidated Interest Expense, (iii) depreciation expense,
(iv) amortization expense, (v) foreign exchange losses that are reported below the "Operating profit (loss)" line on the Company's consolidated income statements and (vi) all non-cash items that are reported below the "Operating profit (loss)" line on the Company's consolidated income statements, including monetary losses (other than items that shall require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less the following to the extent included in calculating such Consolidated Net Income:
(i) income and asset tax benefit, (ii) foreign exchange gains that are reported below the "Operating profit (loss)" line on the Company's consolidated statements of income, and (iii) all non-cash items that are reported below the "Operating profit (loss)" line on the Company's consolidated statements of income, including monetary gains (other than items that shall result in the receipt of cash payments), in each case for such period. In addition, the cost of handsets given or sold to customers in such period shall be deducted from EBITDA to the extent not already deducted in determining Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (or with approval that has been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Initial Purchasers, the Company and the Initial Guarantors, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

            "Exchange Securities" means the Registered Exchange Securities and the Private Exchange Securities, collectively.

            "Fair Market Value" means, with respect to any property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (i) if such property has a Fair Market Value of less than U.S.$5.0 million, by an Officer of the Company or (ii) if such Property has a Fair Market Value in excess of U.S.$5.0 million, by a majority of the Board of Directors and evidenced by a resolution, dated within 30 days of the relevant transaction, of the Board of Directors promptly delivered to the Trustee.

            "GAAP" means generally accepted accounting principles in Mexico as in effect as of the Issue Date.

            "Global Security" means a Security that is in the form of Exhibit A, Exhibit B or Exhibit C hereto that includes the Global Security Legend.

            "Global Security Legend" means the legend set forth under such caption in Exhibit A, Exhibit B and Exhibit C hereto.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary or a Subsidiary Guarantor (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary or a Subsidiary Guarantor, as the case may be; provided further, that solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness; provided further, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Debt of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to the Company, any Preferred Stock of the Restricted Subsidiaries (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. The amount of Indebtedness with respect to Hedging Obligations shall be (x) zero, if such Hedging Obligation is permitted pursuant to Section 4.03(b)(v)(B) or (y) the notional amount of such Hedging Obligation, if such Hedging Obligation is not so permitted.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Initial Guarantors" means each of the Subsidiaries of the Company who are signatories hereto.

            "Initial Purchasers" means Chase Securities Inc. and Salomon Brothers Inc.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance), loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.05, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which the Initial Securities are originally issued.

            "Joint Venture Investment" means any sale, lease, transfer, issuance or other disposition of shares of Capital Stock of a Subsidiary, property or other assets by the Company or any of the Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) which is engaged in or used in, as applicable, a Related Business, in exchange for which the Company or a Restricted Subsidiary receives Capital Stock of another Person (other than the Company or a Restricted Subsidiary) engaged primarily in a Related Business, provided that the fair market value of such Capital Stock is at least equal to the fair market value of such shares, property or assets that are the subject of such disposition.

            "Leverage Ratio" means the ratio of (i) the outstanding consolidated Indebtedness of a Person and its Subsidiaries (or in the case of the Company, the Restricted Subsidiaries) divided by (ii) the Annualized EBITDA of such Person.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Master Technical Services Agreement" means the Master Technical Services Agreement by and between Bell Atlantic International, Inc. and Sistecel S.A. de C.V., effective as of January 1, 1997, without giving effect to any amendment, waiver or other modification thereof.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a promissory note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the shares, properties or other assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" of any Person means the Chairman of the Board, the Chief Executive Officer, the Director General, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or the Secretary of such Person; provided that, in the case of the Company, any such Officer shall be authorized to act pursuant to a duly notarized power-of-attorney.

            "Officers' Certificate" means a certificate signed by two Officers of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Ownership Regulated Subsidiaries" means each of Infotelecom, S.A. de C.V.; Iusatel, S.A. de C.V.; Iusatelecomunicaciones, S.A. de C.V.; Punto-a-Punto Iusacell, S.A. de C.V.; and any other Subsidiary of the Company, in each case as to which applicable law or regulation prohibits the Company from owning a majority of the Voting Stock thereof.

            "Peralta Group" means Carlos Peralta Quintero and his Affiliates (other than the Company and its Subsidiaries).

            "Permitted Holders" means Bell Atlantic and any Affiliate of Bell Atlantic.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding U.S.$3.0 million in the aggregate outstanding at any one time;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any securities or other Investments received in compliance with Section 4.07; (ix) Joint Venture Investments in an aggregate amount not to exceed the greater of (A) U.S.$50.0 million and (B) 5% of Consolidated Net Tangible Assets, provided that the amount of any such Joint Venture Investment shall be deemed to equal the Fair Market Value at the time of disposition of the shares of Capital Stock, property or other assets disposed of in connection with such Joint Venture Investment; and
(x) Iusatelecomunicaciones, S.A. de C.V. as an Unrestricted Subsidiary in an aggregate amount not to exceed U.S.$12.0 million, provided such Investment is made with the proceeds of borrowings under the Bell Atlantic Facility that are promptly converted into Capital Stock of the Company pursuant to the terms of the Bell Atlantic Facility.

            "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens on property or assets that are the subject of Indebtedness permitted under Section 4.03(b)(ix) (other than the Refinancing Indebtedness referred to in such clause (ix) which Refinancing Indebtedness shall be the subject of clause (o) below); provided, however, that (x) any such Lien is limited to the specific property or asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached, (y) such Indebtedness is Incurred solely for the purpose of financing the acquisition, construction or lease of such property or asset and (z) such Indebtedness is incurred within 365 days after the later of the acquisition, completion of construction, repair, improvement or addition or commencement of full operation of such property or asset by the Company or a Restricted Subsidiary; (g) Liens existing on the Issue Date; (h) Liens on property of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such Person becoming such a Subsidiary of the Company; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(i) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (j) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (k) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (l) Liens in an aggregate amount not in excess of U.S.$10.0 million or its foreign currency equivalent at any time outstanding securing one or more judgments or decrees against the Company or one of its Subsidiaries, so long as all such judgments or decrees are being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of any such judgment or decree shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (m) leases and subleases (other than Sale/Leaseback Transactions) of real property entered into in the ordinary course of the business of the Company or the applicable Restricted Subsidiary which do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties; (n) any interest or title by a lessor or sublessor, or any Lien in favor of a landlord, arising under any real or personal property lease under which the Company or any of the Restricted

Subsidiaries is a lessee, sublessee or subtenant and which the Company or such Restricted Subsidiary entered into in the ordinary course of its business (other than any Lien securing any Capitalized Lease Obligation, Purchase Money Indebtedness or Sale/Leaseback Transaction); and (o) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f), (g), (h) or (i) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

            "Permitted Securitization Transaction" means any sale, discount, conveyance or other disposition of receivables generated through the Company's Consolidated operations that (i) is made without representation or warranty (except for representations and warranties normally and customarily given by sellers and servicers in connection with asset securitization transactions),
(ii) is made pursuant to bona fide transactions with third parties for Fair Market Value, (iii) in respect of which the Company and the Restricted Subsidiaries neither incur nor accept any risk other than risk in respect of the representations and warranties as described in clause (i) above, risk arising in connection with the obligation to service such receivables and other risks normally and customarily incurred or accepted by sellers and servicers and their affiliates in connection with asset securitization transactions and (iv) the Company in good faith accounts for as, and intends that such transactions shall be characterized under U.S. GAAP as, a "true sale" and not a liability.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

       "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "Private Exchange" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Private Exchange Securities" means notes of the Company to be delivered in a Private Exchange pursuant to the Exchange and Registration Rights Agreement.

            "Private Placement Legend" means the legend set forth under such caption in Exhibit A and Exhibit C hereto.

            "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a Consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any disposition of any Person or business, Pro Forma EBITDA of such Person and its Subsidiaries shall be computed so as to give pro forma effect to such disposition as if such disposition occurred at the beginning of such period,
(ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business as if such acquisition occurred at the beginning of such period and (iii) if during or after such period, such Person or any of its Subsidiaries Incurs or repays any Indebtedness, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Incurrence or repayment; provided, however, that, with respect to the Company, all the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to "Restricted Subsidiaries".

            "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

            "Purchase Agreement" means the Purchase Agreement dated July 15, 1997, among the Company, the Initial Guarantors and the Initial Purchasers.

            "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred in the ordinary course of business solely to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such asset, including repairs, additions and improvements thereto.

            "redemption date" means the date fixed for the redemption of a Security established by or pursuant to Sections 3.07 and 3.08.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend

(including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) the Refinancing Indebtedness shall not be senior in right of payment to the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, and (B) the amount of prepayment premiums, if any, owed, not in excess of the amount provided for by the preexisting prepayment provisions of such Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

            "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Registered Exchange Securities" means notes of the Company to be delivered in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement.

            "Registrable Securities" means (i) each Initial Security until the date on which such Security has been exchanged for a freely transferable Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

            "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

            "Representative" means the trustee, agent or representative (if any) for an issue of Designated Senior Indebtedness.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secondment Agreement" means the Agreement for the Reimbursement of Compensation Expense (Secondment Agreement) by and between Bell Atlantic International, Inc. and Sistecel, S.A. de C.V., effective as of January 1, 1997, without giving effect to any subsequent amendment, waiver or other modification thereof.

            "Secured Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary secured by a Lien.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means all Indebtedness of the Company or a Restricted Subsidiary including interest thereon, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing such Indebtedness or pursuant to which the same is outstanding it is provided, in the case of the Company or a Restricted Subsidiary which is not a Subsidiary Guarantor, that such obligations are junior in right of payment to the Securities or, in the case of a Subsidiary Guarantor, that such obligations are not superior in right of payment to the applicable Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company or any Subsidiary of the Company to any other Subsidiary of the Company, (ii) any liability for federal, state, local, foreign or other taxes owed or owing by the Company or any Subsidiary of the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) (a) any Indebtedness or obligation of the Company or a Restricted Subsidiary (whether or not a Subsidiary Guarantor) which is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Restricted Subsidiary, including Subordinated Obligations, and (b) any Indebtedness or obligation of a Subsidiary Guarantor which ranks pari passu in right of payment with the applicable Subsidiary Guarantee, (v) any obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of this Indenture.

            "Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, its Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with such Subsidiary Guarantee and is not by its terms subordinated to any

Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Indebtedness.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or credit document as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption or prepayment provision (but excluding any provision providing for the repurchase of such security or prepayment of such Indebtedness at the option of the holder thereof or creditor thereunder upon the happening of any contingency beyond the control of the issuer or borrower unless such contingency has occurred).

            "Strategic Investor" means any Person beneficially owning at least 10% of the Company's outstanding Capital Stock (on a fully diluted basis) and any Affiliate of such Person.

            "Subordinated Obligation" means any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, pursuant to a written agreement.

            "Subordination Agreement" means the Subordination Agreement dated as of July 25, 1997, among BAII, Chase, as administrative agent under the Credit Facility, and the Trustee, on behalf of the Holders.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person; provided, however, that each Ownership Regulated Subsidiary shall be deemed to be a Subsidiary of the Company for so long as (a) the Company beneficially owns a majority of the outstanding Capital Stock thereof and (b) applicable law or regulation prohibits the Company from beneficially owning a majority of the Voting Stock of such Ownership Regulated Subsidiary.

            "Subsidiary Guarantee" means any Guarantee of the Securities that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the terms of this Indenture.

            "Subsidiary Guarantor" means each Initial Guarantor and each Subsidiary that becomes a Subsidiary Guarantor after the Issue Date in accordance with the terms of this Indenture.

            "Temporary Cash Investments" means any of the following:

            (i) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less from the date of acquisition and other obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

            (ii) demand deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has combined capital and surplus and undivided profits of not less than U.S.$500.0 million (or any foreign currency equivalent thereof) and has outstanding indebtedness rated at least A by Standard & Poor's Ratings Group and at least A2 by Moody's Investors Service, Inc.;

            (iii) commercial paper, loan participation interests, medium term notes, asset backed securities and other promissory notes, including floating or variable rate obligations, issued by any Person other than the Company or an Affiliate of the Company, with a remaining maturity of 365 days or less from the date of acquisition and rated at least A-1 or A-, as applicable, by Standard & Poor's Rating Group and at least P-1 or A3, as applicable, by Moody's Investors Service, Inc.;

            (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

            (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A2 by Moody's Investors Service, Inc.;

            (vi) instruments backed by letters of credit of institutions satisfying the requirements of clause (ii) above;

            (vii) Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos), in each case, issued by the Mexican government and having a maturity of 365 days or less from the date of acquisition;

            (viii) any other instruments issued or guaranteed by the Mexican government and denominated and payable in pesos and having a maturity of 365 days or less from the date of acquisition;

            (ix) demand deposits, certificates of deposit and bankers' acceptances denominated in pesos and issued by any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of Mexico or any state thereof; and

            (x) investment funds which invest solely in any of the instruments described in clauses (i) through (ix) above.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transfer Restricted Security" means any Initial Security (other than Securities purchased pursuant to Regulation S) or any Private Exchange Security.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any Officer of the Trustee assigned by the Trustee to administer this Indenture.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) Iusatelecomunicaciones, S.A. de C.V., (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of U.S.$1,000 or less or (B) if such Subsidiary has consolidated assets greater than U.S.$1,000, then such designation would be permitted under Section 4.05. The Board of Directors may designate any Unrestricted Subsidiary, including Iusatelecomunicaciones, S.A. de C.V., to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur U.S.$1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.02. Other Definitions.

                                                             Defined in
                         Term                                 Section
                         ----                             ---------------

"Additional Amounts"...................................          4.17
"Affiliate Transaction"................................          4.08
"Agent Members"........................................          2.13
"Bankruptcy Law".......................................          6.01
"Blockage Notice"......................................         12.03
"covenant defeasance option"...........................          8.01(b)
"Custodian"............................................          6.01
"Event of Default".....................................          6.01
"Excess Proceeds"......................................          4.07(a)
"Excessive Additional Amounts".........................          3.08
"IAIs".................................................          2.01(b)
"IAI Global Security"..................................          2.01(b)
"Initial Securities"...................................         Preamble
"legal defeasance option"..............................          8.01(b)
"Legal Holiday"........................................         13.08
"Obligations"..........................................         11.01
"Offer"................................................          4.07(b)
"Offer Amount".........................................          4.07(c)
"Offer Period".........................................          4.07(c)
"Paying Agent".........................................          2.03
"Payment Blockage Period"..............................         12.03
"Physical Securities"..................................          2.01(c)
"Purchase Date"........................................          4.07(c)
"QIB Global Security"..................................          2.01(b)
"QIBs".................................................          2.01(b)
"Registrar"............................................          2.03
"Regulation S".........................................          2.01(b)
"Regulation S Global Security".........................          2.01(b)
"Restricted Payment"...................................          4.05
"Successor Company"....................................          5.01
"U.S. Global Securities"...............................          2.01(b)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture Securityholder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

            SECTION 1.05. GAAP; Dollar Equivalents. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, and all such ratios and computations shall be translated into Dollar Equivalents.

                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. (a) The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Registered Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit C, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A, Exhibit B and Exhibit C are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            (b) The Initial Securities are being offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Securities will be offered and sold by the Initial Purchasers only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) ("QIBs") and (ii) in reliance on Regulation S under the Securities Act ("Regulation S"). After such initial offers and sales, the Initial Securities may be transferred to, among others, QIBS, in reliance on Regulation S and to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act) ("IAIs") in accordance with certain transfer restrictions. The Initial Securities shall be issued initially in the form of three permanent Global Securities (with separate CUSIP numbers) substantially in the form set forth in Exhibit A deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One such Global Security shall represent the Initial Securities sold to QIBs (the "QIB Global Security"). A second such Global Security shall represent the Initial Securities sold pursuant to Regulation S (the "Regulation S Global Security"), and such Global Security shall not contain the Private Placement Legend. A third such Global Security shall represent any Initial Securities transferred to IAIs (the "IAI Global Security" and, together with the QIB Global Security, the "U.S. Global Securities"). The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Securities between QIBs and IAIs and to purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Securities, as more fully provided in Section 2.14.

            (c) Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated securities in registered form in substantially the form set forth in Exhibit A attached hereto without the Global Security Legend (the "Physical Securities").

            SECTION 2.02. Execution and Authentication. Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver (i) Initial Securities for original issue in an aggregate principal amount of $150,000,000, (ii) Registered Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for a like principal amount of Initial Securities exchanged pursuant thereto and (iii) Private Exchange Securities for issue only in a Private Exchange, pursuant to the Exchange and Registration Rights Agreement, for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers of the Company or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Registered Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in
Section 2.07.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated in either the United States or Mexico may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

            The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice given to the Company and the Trustee at least one Business Day prior to the effectiveness of such resignation; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal or interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee in its capacity as Paying Agent) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or any Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Any money deposited with any Paying Agent, or then held by the Company or any Subsidiary of the Company in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or any such Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Subsidiary as trustee thereof, shall thereupon cease.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of or interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            All Securities issued upon any transfer or exchange pursuant to this Section shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company and the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Company to protect the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

            Every replacement Security is an additional obligation of the Company.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Securities. Until Securities are ready for delivery in permanent form, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of the corresponding permanent Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate permanent Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holders.

            SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

            SECTION 2.13. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary. Beneficial interests in the Global Securities may be held indirectly through members of or participants in ("Agent Members") the Depositary (including Cedel and Euroclear in the case of the Regulation S Global Security).

            Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary (and Agent Member, if applicable) and the provisions of
Section 2.14. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to permit such transfers.

            (c) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent

Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

            (a) Transfers to Non-QIB IAIs. The minimum principal amount of Securities that may be purchased by an IAI that is not a QIB is $100,000. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any IAI which is not a QIB (other than pursuant to Regulation S):

            (i) The Registrar shall register the transfer of any Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date and at least three months after the last date such Holder was an affiliate of the Company or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form set forth in Exhibit D hereto.

            (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Security to be transferred consists of a beneficial interest in the QIB Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of the beneficial interest in the QIB Global Security to be so transferred and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Security.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than pursuant to Regulation S):

            (i) The Registrar shall register the transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date and at least three months after the last date such Holder was an affiliate of the Company or (y) such transfer is being made by a proposed transferor who has provided the Registrar with a letter substantially in the form set forth in Exhibit F hereto.

            (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Security to be transferred consists of an interest in the IAI Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the beneficial interest in the IAI Global Security to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such IAI Global Security.

            (c) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Security pursuant to Regulation S:

            (i) The Registrar shall register any proposed transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date and at least three months after the last date such Holder was an affiliate of the Company or (y) upon receipt of a letter substantially in the form set forth in Exhibit G hereto from the proposed transferor.

            (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and
      (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the applicable U.S. Global Security.

            (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x), (b)(i)(x), (c)(i)(x) or (c)(i)(y) of this Section exist or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07 or 3.08, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

            The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

            (8) the CUSIP number, if any, printed on the Securities being redeemed; and

            (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder

(at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

            SECTION 3.07. Optional Redemption. (a) Except as set forth in the next paragraph or in Section 3.08, the Securities may not be redeemed prior to July 15, 2001. On and after that date, the Company may redeem the Securities in whole or in part, at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on July 15 of the years set forth below:

                                                                      Redemption
      Period                                                             Price
      ------                                                          ----------

      2001..............................................               105.000%
      2002..............................................               102.500%
      2003..............................................               100.000%

            (b) Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount thereof) of 110% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            SECTION 3.08. Redemption for Tax Reasons. The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, regulations or rulings, which amendment, change, application or interpretation becomes effective on or after July 15, 1997, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments of interest or amounts deemed to be interest to Holders ("Excessive Additional Amounts"); provided, however, that (i) notice of such redemption shall not be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

            Prior to the publication of any notice of redemption pursuant to this Section, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of Mexican legal counsel acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Excessive Additional Amounts as a result of an amendment or change referred to in this Section.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture or otherwise.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. Provision of Financial Information. So long as any Securities are outstanding, the Company shall file with the Trustee and provide Holders of Securities: (i) within 180 days after the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing information required to be contained therein (or required in such successor form) under the Exchange Act; (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 6-K (or any successor form) containing unaudited, consolidated financial statements for such quarter; and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) under the Exchange Act. At any time when the Company is not required to be subject to Section 13(a) or 15(d) of the Exchange Act (or any successor provision thereto), the Company shall file with the Trustee and provide Holders of Securities (A) within 180 days after the end of each fiscal year of the Company, annual audited consolidated financial statements and (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, unaudited, consolidated financial statements for such quarter, and, unless it is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, shall make available the information contemplated by Rule 144A(d)(4) under the Securities Act upon the request of a Holder of a Security to such Holder or to a prospective purchaser of a Security from such Holder. The financial statements referred to in this Section shall, unless otherwise required by applicable law or by the SEC, be prepared in accordance with GAAP; provided that all annual, audited consolidated financial statements shall contain a reconciliation to U.S. GAAP of net income and stockholders' equity. The Company also shall comply with the other provisions of TIA ss. 314(a).

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof (after giving effect to such Incurrence and the application of the proceeds thereof) the Company's Leverage Ratio would be equal to or less than 7.5:1, if such Indebtedness is Incurred on or prior to July 15, 1999 and 6.5:1 if such Indebtedness is Incurred thereafter.

      (b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Indebtedness under the Credit Facility (as the same may be amended from time to time without increasing the committed amount outstanding, except as otherwise permitted by this Section) and any Refinancing Indebtedness with respect thereto, including in connection with Permitted Securitization Transactions, in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, shall not exceed U.S.$350.0 million less the sum of (A) the aggregate amount of Indebtedness Incurred and then outstanding pursuant to clause
      (ix) below and (B) the aggregate amount of all prepayments and required payments of principal applied to reduce the aggregate amount available to be borrowed under the Credit Facility or any Refinancing Indebtedness with respect thereto, including pursuant to Section 4.07;

            (ii) Subordinated Obligations under the Bell Atlantic Facility or under other credit facilities granted to the Company by Strategic Investors, provided that (A) any such other credit facility shall have a final maturity that is no less than one year later than the final maturity of the Securities and shall otherwise be on terms no less favorable to the Holders than the terms of the Bell Atlantic Facility as in effect on the Issue Date (including with respect to the subordination and other provisions set forth in the Subordination Agreement) and (B) participation by any member of the Peralta Group in such other credit facility shall be limited to a pro-rata portion thereof corresponding to the portion of the outstanding Capital Stock of the Company then beneficially owned by the Peralta Group;

            (iii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (iv) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clauses (i) through (iii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv), clause (viii) below or paragraph (a) above;

            (v) Indebtedness (A) not in excess of an amount equal to the sum of
      (1) U.S.$5.0 million in respect of performance bonds, bankers' acceptances, letters of credit and surety bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness and (2) U.S.$10.0 million with respect to any such performance bonds provided to secure telecommunications concessions, permits and similar governmental instruments of the Company and the Restricted Subsidiaries or (B) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

            (vi) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to paragraph (a) above or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (vi) and then outstanding, shall not exceed U.S.$15.0 million;

            (vii) Indebtedness represented by the Subsidiary Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) above;

            (viii) Indebtedness incurred in connection with the Company making an offer to purchase the Securities pursuant to any Change of Control, as described in Section 4.09, provided that 100% of the proceeds of such Indebtedness shall be used to repurchase Securities or to pay expenses or fees of the Company reasonably incurred in connection therewith;

            (ix) Indebtedness Incurred in respect of Capitalized Lease Obligations, Purchase Money Indebtedness and any Refinancing Indebtedness with respect thereto, provided that (A) the principal amount of such Indebtedness does not exceed 100% of the Fair Market Value of the property or assets subject to such Capitalized Lease Obligations, Purchase Money Indebtedness or Refinancing Indebtedness and (B) the aggregate principal amount of all Indebtedness Incurred and then outstanding under this clause does not exceed U.S.$100.0 million less the amount, if any, by which all Indebtedness Incurred and then outstanding pursuant to clause (i) above exceeds U.S.$250.0 million; and

            (x) Indebtedness Incurred by the Company, all the proceeds of which are promptly used by the trust administering the Company's executive employees' stock purchase plan to purchase from the Company shares of the Company's Series L Common Stock, provided that such Indebtedness is repaid in full within three Business Days following the date of Incurrence.

            (c) Notwithstanding the foregoing in paragraph (b), neither the Company nor any Restricted Subsidiary may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligation unless such Indebtedness (i) shall be subordinated to the Securities to at least the same extent as such Subordinated Obligation, (ii) has a Stated Maturity no earlier than the Stated Maturity of such Subordinated Obligation and
(iii) has an Average Life at the time such Indebtedness is Incurred that is equal to or greater than the Average Life of such Subordinated Obligation.

            (d) Notwithstanding any other provision of this Section, neither the Company nor any Restricted Subsidiary shall be deemed to have Incurred any Indebtedness solely as a result of fluctuations in the exchange rates of currencies; provided, however, that to determine the amount of Indebtedness outstanding at any time, the currency exchange rates in effect at the time of such determination shall be used. For purposes of determining the outstanding principal amount of Indebtedness Incurred pursuant to this Section, (i) Indebtedness Incurred pursuant to the Credit Facility prior to or on the date of this Indenture shall be treated as Incurred pursuant to clause (i) of paragraph
(b) above, (ii) Indebtedness permitted by this Section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (iii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            (e) The Company shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate or junior in right of payment to any other Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor shall, directly or indirectly, Guarantee any Indebtedness of the Company that is subordinated in right of payment to any other Indebtedness of the Company unless such Guarantee is subordinate in right of payment to, or ranks pari passu with, the applicable Subsidiary Guarantee. In addition, a Subsidiary Guarantor may not, directly or indirectly, Incur any Secured Indebtedness which is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the applicable Subsidiary Guarantee equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

            SECTION 4.04. Limitation on Indebtedness of Non-Guarantor Subsidiaries. Notwithstanding Section 4.03, the Company shall not permit any Restricted Subsidiary which is not a Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness except: (i) Indebtedness outstanding on the Issue Date and any Refinancing Indebtedness with respect thereto; and (ii) Indebtedness Incurred pursuant to clause (iii), (v) or (ix) of Section 4.03(b).

            SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) pay any principal, cash interest or other amounts with respect to the Bell Atlantic Facility (other than for Mexican withholding taxes with respect to interest paid in kind in the form of additional Debentures in an amount not to exceed 15% of the aggregate principal amount of such additional Debentures) or (v) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least U.S.$1.00 of additional Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

                  (A) the excess of (I) Cumulative EBITDA over (II) the product of 1.5 and Cumulative Interest Expense;

                  (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, provided that Net Cash Proceeds received by the Company from payments in respect of purchases of its Capital Stock by employees of the Company pursuant to its executive employees' stock purchase plan shall be included in the calculation of the amount of Net Cash Proceeds under this clause (B) to the extent that such payments are not financed, directly or indirectly, by the Company or any Subsidiary of the Company);

                  (C) the amount by which Senior Indebtedness of the Company or the Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Senior Indebtedness of the Company or the Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                  (D) the amount equal to the net reduction in Investments
            (excluding any Joint Venture Investment) in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such

            Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of Section 4.05(a) shall not prohibit:

            (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments under Section 4.05(a)(3) and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.05(a)(3)(B) but only to the extent of the Net Cash Proceeds applied to such purchase or redemption;

            (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness which is expressly subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, to the same extent as the Subordinated Obligations to be purchased or redeemed and is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments under Section 4.05(a)(3);

            (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments under
      Section 4.05(a)(3); or

            (iv) Investments, not to exceed in the aggregate U.S.$10.0 million, by the Company or any Restricted Subsidiary in Persons engaged in Related Businesses; provided, however, that the amount of such Investments shall be included in the calculation of the amount of Restricted Payments under
      Section 4.05(a)(3).

            SECTION 4.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make any loans or advances to the Company or any other Restricted

Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

            (4) in the case of clause (iii) of this Section, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or (B) contained in security agreements or mortgages permitted under this Indenture and securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

            (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

            SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from Senior Indebtedness at the time of such Asset Disposition) at least equal to the fair market value of the shares, property and other assets subject to such Asset Disposition, (ii) 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or other assets of a type ordinarily used in a Related Business that are to be used by the Company or a Restricted Subsidiary in the conduct of its business, except that (A) up to 80% of the consideration received by the Company in connection with any disposition of the Company's equity interests in Consorcio Ecuatoriano de Telecommunicaciones, S.A. may be in the form of promissory notes that must be paid in cash within three years following the consummation of such disposition and (B) this clause (ii) shall not apply to any disposition of the Company's equity interests in Iusatel Chile, S.A. de C.V. and (iii) the proceeds of such Asset Disposition are applied as set forth in the remainder of this paragraph. An amount equal to 100% of the Net Available Cash from such Asset Disposition may be applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), (x) to prepay, repay or purchase Senior Indebtedness (other than Senior Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that in connection with any such prepayment, repayment or purchase, the Company or such Restricted Subsidiary shall permanently retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased or (y) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary). Any Net Available Cash from an Asset Disposition that is not used in accordance with the preceding sentence within 365 days from the later of the date of such Asset Disposition or the receipt of Net Available Cash relating thereto shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds U.S.$5.0 million (taking into account income earned on such Excess Proceeds), the Company shall make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions set forth in paragraph (b) of this Section. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the Securities for repurchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not prohibited by this Indenture. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

            For the purposes of this Section 4.07(a), (x) the assumption of Senior Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash shall be deemed to be "cash".

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to the fourth sentence of paragraph (a) above, the Company shall be required to use the Excess Proceeds to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(c).

            (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his or her Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed annual report on Form 20-F under the Exchange Act (including audited consolidated financial statements) of the Company, the most recent subsequently filed report on Form 6-K under the Exchange Act of the Company containing quarterly financial information and any subsequently filed reports on such Form 6-K of the Company, other than reports on such Form 6-K describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) below.

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee (or Paying Agent) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee (or Paying Agent) shall deliver the excess to the Company (or if the Company is acting as

Paying Agent, the Company may release such amount from trust) promptly after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his or her election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate and an Opinion of Counsel stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.08. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of U.S.$1.0 million, have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) that, in the event such Affiliate

Transaction involves an amount in excess of U.S.$5.0 million, have not been determined to be fair to the Company or such Restricted Subsidiary from a financial point of view pursuant to the written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms of the type of transaction or series of related transactions.

            (b) The provisions of paragraph (a) above shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.05, (ii) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (iii) transactions pursuant to the Secondment Agreement, provided that, in the event such transactions involve an aggregate amount exceeding U.S.$10.0 million in any calendar year, such transactions to the extent they exceed U.S.$10.0 million must be approved by a majority of the members of the Board of Directors having no personal stake therein and must be determined to be fair to the Company and the applicable Restricted Subsidiaries from a financial point of view pursuant to a written opinion of an investment banking firm or other expert as provided in paragraph (a) above, (iv) transactions pursuant to the Master Technical Services Agreement, provided that, in the event such transactions involve an aggregate amount exceeding U.S.$3.0 million in any calendar year, such transactions to the extent they exceed U.S.$3.0 million must be approved by a majority of the members of the Board of Directors having no personal stake therein and, in the event such transactions involve an aggregate amount exceeding U.S.$5.0 million in any calendar year, such transactions to the extent they exceed U.S.$5.0 million must be determined to be fair to the Company and the applicable Restricted Subsidiaries from a financial point of view pursuant to a written opinion of an investment banking firm or other expert as provided in paragraph (a) above, (v) transactions pursuant to the Bell Atlantic Facility or (vi) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            SECTION 4.09. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in paragraph (b) below.

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his or her election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and, if such signer does know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default with particularity and describe what actions, if any, the Company proposes to take with respect to such Default or Event of Default.

            SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.12. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary of the Company, (iii) in respect of capital contributions to Restricted Subsidiaries which are not Wholly Owned Subsidiaries and (iv) in connection with the recapitalization of any Ownership Regulated Subsidiary that results in Persons other than the Company owning a majority of the Voting Stock thereof. Any such sale or issuance permitted by clause (ii), (iii) or (iv) above shall be treated as an Asset Disposition and must comply with the terms of Section 4.07.

            SECTION 4.13. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock of Subsidiaries of the Company), whether owned on the Issue Date or thereafter acquired, securing any obligation unless contemporaneously therewith (or prior thereto) effective provision is made to secure the Securities or the Subsidiary Guarantees, as the case may be, on an equal and ratable basis with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities or the relevant Subsidiary Guarantee) such obligation. The preceding sentence shall not require the Company or any Restricted Subsidiary to secure the Securities or the relevant Subsidiary Guarantee in any manner if the Lien consists of Permitted Liens.

            SECTION 4.14. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Sections 4.03 and 4.04 and (ii) create a Lien on such property securing such Attributable Debt without securing the Securities or the Subsidiary Guarantees, as the case may be, pursuant to Section 4.13 and (b) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.07.

            SECTION 4.15. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

            SECTION 4.16. Future Subsidiary Guarantors. The Company shall cause:
(i) each Person (other than an Ownership Regulated Subsidiary) that becomes a Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person becomes a Restricted Subsidiary; (ii) each Subsidiary (other than an Ownership Regulated Subsidiary) in existence on the Issue Date which is not a Subsidiary Guarantor on the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee upon the earlier of the time that such Subsidiary becomes a Wholly Owned Subsidiary and the time that such Subsidiary is not prohibited from making such Guarantee without the approval of such Subsidiary's other shareholders, and, in either case, such Subsidiary is a Restricted Subsidiary; and (iii) each Ownership Regulated Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee upon the later of the time that applicable laws and regulations shall not prohibit the Guarantee of the Securities by such Ownership Regulated Subsidiary and the time that such Subsidiary is not prohibited from making such Guarantee without the approval of such Subsidiary's other shareholders, and, in either case, such Ownership Regulated Subsidiary is a Restricted Subsidiary. References in this Section to "other shareholders" shall not include the Company or any of its Affiliates. However, in no event will the Company be required to cause a Subsidiary of the Company to become a Subsidiary Guarantor if the aggregate fair market value of such Subsidiary's assets is less than U.S.$10,000; provided, however, that, subject to the foregoing three sentences, at such time as the aggregate fair market value of such assets equals or exceeds U.S.$10,000, the Company shall cause such Subsidiary to execute and deliver a Subsidiary Guarantee. Notwithstanding anything to the contrary contained in this Section, each Person that guarantees the Credit Facility shall execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person makes such guarantee.

            SECTION 4.17. Additional Amounts. All payments in respect of the Securities shall be made after withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by Mexico or any political subdivision thereof or taxing authority therein. The Company or any Subsidiary Guarantor, as appropriate, shall pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any payment on any Security to the extent: (a) that any such taxes, duties, assessments or other governmental charges would not have been imposed but for a connection between the Holder or beneficial owner of such Security and Mexico or any political subdivision thereof or taxing authority therein, other than the holding of such Security and the receipt of payments with respect to such Security; (b) of any such taxes, duties, assessments or other governmental charges with respect to a Security presented for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to the Holders pursuant to the terms of this Indenture, whichever occurs later, except to the extent that the Holder of such Security would have been entitled to such Additional Amounts on presenting such Security for payment on any date during such 30-day period; or (c) of any such estate, inheritance, gift or other similar taxes imposed with respect to such Security.

            Any reference herein or in the Securities to principal, premium or interest, or any other payment in respect of the Securities, shall be deemed also to refer to any Additional Amounts which may be payable.

            The Company or other Person making such payment shall provide the Trustee with documentation evidencing the payment of Mexican taxes in respect of which the Company or such Person has paid any Additional Amounts, which documentation shall be legally sufficient to obtain foreign tax credits for U.S. Federal income tax purposes. Copies of such documentation shall be made available to the Holders upon request therefor.

                                    ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. Neither the Company nor any Subsidiary Guarantor shall consolidate with or merge with or into any Person (other than a consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor and other than a consolidation or merger of a Subsidiary Guarantor where the resulting or surviving Person is not the Company or a Subsidiary of the Company), or in one transaction or a series of transactions, sell, convey, transfer, lease or dispose of all or substantially all its assets, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional U.S.$1.00 of Indebtedness pursuant to Section 4.03(a);

            (iv) in the case of a conveyance, transfer, lease or disposition of all or substantially all of the Company's or any Subsidiary Guarantor's assets, such assets shall have been transferred as an entirety or virtually as an entirety to one Person; and

            (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            In addition, the Company shall deliver to the Trustee (A) an Opinion of Counsel to the effect that Holders of the Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and shall be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred and (B) an Opinion of Counsel in Mexico to the effect that Holders of the Securities shall not recognize income, gain or loss for Mexican tax purposes as a result of such transaction and shall be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

            Notwithstanding the foregoing clauses (ii) and (iii), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under this Indenture, but the predecessor company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities or obligations pursuant to the Subsidiary Guarantees, as the case may be.

                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) a default occurs in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) a default occurs in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

            (3) the Company or any Subsidiary Guarantor fails to comply with
      Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14, 4.15 or 4.16 (other than a failure to purchase Securities when required under Section 4.07 or 4.09) and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section;

            (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above or Section 4.17) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section;

            (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders of such Indebtedness because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5.0 million or its foreign currency equivalent at the time;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency, bankruptcy or suspension of payments;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) the rendering of any judgment or decree for the payment of money in excess of U.S.$10.0 million or its foreign currency equivalent against the Company or any Significant Subsidiary if (A) an enforcement proceeding is commenced with respect to such judgment or decree or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or the execution thereof stayed;

            (10) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days; or

            (11) BAII, the Company or any of their respective successors, assigns or other Transferees (as defined in the Subordination Agreement) fail to comply with their respective obligations under the Subordination Agreement.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law of Mexico or the United States now or hereafter in effect, including the Ley de Quiebras y Suspenseon de Pagos. The term "Custodian" means any receiver, trustee, assignee, liquidator, sindico, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (6), (7) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (8), (9) or (10), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon such Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary of the Company, their respective creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money or property from the Company or any Subsidiary Guarantor pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to holders of Designated Senior Indebtedness of any Subsidiary Guarantor to the extent required by Article XII;

            THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            FOURTH: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b)  Except during the continuance of an Event of
Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this

      Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, instruments, reports, notices, directions, consents or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

            (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The Trustee shall give notice to the Company of the appointment of any agent, and such appointment shall be subject to the reasonable approval of the Company.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be charged with knowledge of any Event of Default described in Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10) or 6.01(11), unless a Trust Officer shall have actual knowledge of such Event of Default.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 1998, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee shall also comply with TIA ss. 313(b) and TIA ss. 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee, Paying Agent, Registrar and co-registrar from time to time reasonable compensation for their services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request and delivery of appropriate documentation for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable documented compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and other professionals. Any costs and expenses associated with the Exchange Securities shall be paid by the Company. The Company shall indemnify the Trustee, Paying Agent, Registrar and co-registrar, and each of their officers, directors and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent, Registrar and co-registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of their respective indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct or negligence.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent, Registrar or co-registrar incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing at least one Business Day in advance. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the prior written consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due shall be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14, 4.15, 4.16 and
5.01(iii) and the operation of Sections 6.01(3) (with respect to Section 5.01(iii) only), 6.01(4), 6.01(5) (with respect to Subsidiaries of the Company), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company), 6.01(8) (with respect to Subsidiaries of the Company), 6.01(9), 6.01(10) and 6.01(11) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5) (with respect to Subsidiaries of the Company), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company), 6.01(8) (with respect to Subsidiaries of the Company), 6.01(9), 6.01(10) and 6.01(11) or because of the failure of the Company to comply with Section 5.01(iii).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding paragraphs (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05,
8.06 and 4.17 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee (A) an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred and (B) an Opinion of Counsel in Mexico to the effect that Holders of the Securities shall not recognize income, gain or loss for Mexican tax purposes as a result of such deposit and defeasance and shall be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee (A) an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (B) an Opinion of Counsel in Mexico to the effect that Holders of the Securities shall not recognize income, gain or loss for Mexican tax purposes as a result of such deposit and defeasance and shall be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any tax, fee or other charge which by law is for the account of the Securityholders.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article V;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to make any change in Article XII that would limit or terminate the benefits available to any holder of Designated Senior Indebtedness of any Subsidiary Guarantor (or Representative therefor) under Article XII;

            (5) to add further Guarantees with respect to the Securities or to release Subsidiary Guarantors from the Subsidiary Guarantees as provided by the terms of this Indenture, or to secure the Securities;

            (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (8) to make any change that does not adversely affect the rights of any Securityholder; or

            (9) to provide for the issuance and authorization of the Exchange Securities.

            An amendment under clause (2) of the above sentence may only be made provided that the Company delivers to the Trustee (i) an Opinion of Counsel to the effect that Holders of the Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and shall be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such assumption had not occurred and (ii) an Opinion of Counsel in Mexico to the effect that Holders of the Securities shall not recognize income, gain or loss for Mexican tax purposes as a result of such assumption by a successor corporation and shall be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred.

            An amendment under this Section may not make any change that adversely affects the rights under Article XII of any holder of Designated Senior Indebtedness of any Subsidiary Guarantor then outstanding unless the holders of such Designated Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            The Company, BAII and the Trustee may amend the Subordination Agreement without notice to or consent of any Securityholder (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to add to the covenants of the Company or BAII for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or BAII and (iii) to make any change that does not adversely affect the rights of any Securityholder.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of at least a majority in principal amount of the Securities may waive (without notice to any Securityholder) compliance by the Company or any Subsidiary Guarantor with any provision or consent of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

            (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any change in Article XII that adversely affects the rights of any Securityholder under Article XII;

            (7) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (8) modify the Subsidiary Guarantees (except as contemplated by the terms thereof or of this Indenture) in any manner adverse to the Holders; or

            (9) make any change in Section 6.04, Section 6.07 or the third sentence of this Section.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            An amendment or waiver under this Section may not make any change that adversely affects the rights under Article XII of any holder of Designated Senior Indebtedness of any Subsidiary Guarantor then outstanding unless the holders of such Designated Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            The Company, BAII and the Trustee may amend the Subordination Agreement without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of at least a majority in principal amount of the Securities may waive (without notice to any Securityholder) compliance by the Company or BAII with any provision or consent of the Subordination Agreement.

            After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or waiver. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the consents from the

Holders of the requisite percentage in principal amount of outstanding Securities are received by the Company or the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments and Waivers. The Trustee shall sign any amendment or waiver authorized pursuant to this Article IX if the amendment or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or waiver is authorized or permitted by this Indenture and complies with the provisions hereof (including
Section 9.03).

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the Subordination Agreement unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                             [Intentionally Omitted]

                                   ARTICLE XI

                              Subsidiary Guarantees

            SECTION 11.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees on an unsecured, senior subordinated basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

            Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor, except as provided in
Section 11.02(b).

            Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor's obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Subsidiary Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

            Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full in cash of the principal of and premium, if any, and interest on all Designated Senior Indebtedness of the relevant Subsidiary Guarantor and is made subject to such provisions of this Indenture.

            The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

            Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

            Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) This Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect upon (i) the merger or consolidation of such Subsidiary Guarantor with or into any Person other than the Company or a Subsidiary of the Company where such Subsidiary Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Subsidiary Guarantor, where, after such sale, such Subsidiary Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.07.

            SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

            SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 11.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.16 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                   ARTICLE XII

                   Subordination of the Subsidiary Guarantees

            SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of a Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Designated Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of Designated Senior Indebtedness of such Subsidiary Guarantor. The Obligations with respect to a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and shall rank senior to all existing and future

Subordinated Obligations of such Subsidiary Guarantor; and only Indebtedness of such Subsidiary Guarantor that is Designated Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

            SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor and its properties:

            (1) holders of Designated Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full of such Designated Senior Indebtedness before Securityholders shall be entitled to receive any payment of any Obligations from such Subsidiary Guarantor; and

            (2) until the Designated Senior Indebtedness of such Subsidiary Guarantor is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article XII shall be made to holders of such Designated Senior Indebtedness as their respective interests may appear.

            SECTION 12.03. Default on Designated Senior Indebtedness of a Subsidiary Guarantor. A Subsidiary Guarantor may not make any payment pursuant to any of the Obligations or repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guaranty") if (i) any amount due in respect of any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid when due or (ii) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that such Subsidiary Guarantor may pay its Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor and the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to such Subsidiary Guarantor and the Company) from the Person or Persons who gave such Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Subsidiary Guarantor may resume to pay its Guaranty after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given with respect to a Subsidiary Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period.

            SECTION 12.04. Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article XI, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Subsidiary Guarantor is outstanding, such Subsidiary Guarantor may not pay its Guaranty until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor receive notice of such demand and, thereafter, may pay its Guaranty only if this Article XII otherwise permits payment at that time.

            SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders that because of this Article XII should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Designated Senior Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their respective interests may appear.

            SECTION 12.06. Subrogation. After all Designated Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Designated Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article XII to holders of Designated Senior Indebtedness of such Subsidiary Guarantor which otherwise would have been made to Securityholders is not, as between such Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on Designated Senior Indebtedness of such Subsidiary Guarantor.

            SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Securityholders and holders of Designated Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

            (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of a Subsidiary Guarantor which is absolute and unconditional, to pay its Obligations to the extent set forth in Article XI; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Subsidiary Guarantor under its Obligations, subject to the rights of holders of Designated Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

            SECTION 12.08. Subordination May Not Be Impaired by a Subsidiary Guarantor. No right of any holder of Designated Senior Indebtedness of a Subsidiary Guarantor to enforce the subordination of the Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

            SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article XII. A Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Designated Senior Indebtedness of a Subsidiary Guarantor may give the notice; provided, however, that if an issue of Designated Senior Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Designated Senior Indebtedness of a Subsidiary Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Designated Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capacity may hold Designated Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Designated Senior Indebtedness of such Subsidiary Guarantor; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Designated Senior Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Subsidiary Guarantor to make a payment on any of its Obligations by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under its Obligations. Nothing in this Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article XI.

            SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Designated Senior Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Designated Senior Indebtedness of a Subsidiary Guarantor and other Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Designated Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

            SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Designated Senior Indebtedness of each of the Subsidiary Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. Trustee Not Fiduciary for Holders of Designated Senior Indebtedness of a Subsidiary Guarantor. The

Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Subsidiary Guarantor or any other Person, money or assets to which any holders of Designated Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article XII or otherwise.

            SECTION 12.15. Reliance by Holders of Designated Senior Indebtedness of a Subsidiary Guarantor on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Indebtedness of a Subsidiary Guarantor, whether such Designated Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Designated Senior Indebtedness and such holder of Designated Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Indebtedness.

            SECTION 12.16. Defeasance. The terms of this Article XII shall not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to the provisions described in Section 8.03.

                                  ARTICLE XIII

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or by national overnight courier service addressed as follows:

            if to the Company or any Subsidiary Guarantor:

                          Montes Urales 460, 3rd Floor
                            Col. Lomas de Chapultepec
                              Deleg. Miguel Hidalgo
                            C.P. 11000, Mexico, D.F.

                               if to the Trustee:

                            First Union National Bank
                             230 South Tryon Street
                      Corporate Trust Department, 9th Floor
                            Charlotte, NC 28288-1179

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed by first class mail within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

            SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 13.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and complying with Section 13.05 stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, co-registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions (including, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 13.10. Waiver of Immunities. To the extent that the Company or the Subsidiary Guarantors or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and the transactions contemplated hereby, each of the Company and the Subsidiary Guarantors hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

            SECTION 13.11. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency. (a) The Company and the Subsidiary Guarantors, by the execution and delivery of this Agreement, irrevocably agree that service of process may be made upon CT Corporation Services ("CT Corporation"), with offices at 1633 Broadway, 23rd Floor, New York, New York 10019 (or its successors as agent for service of process), in the County, City and State of New York, United States of America, in any suit or proceeding against the Company or the Subsidiary Guarantors instituted by the Trustee, based on or arising under this Agreement and the transactions contemplated hereby in any federal or state court in the State of New York, County of New York, and each of the Company, the Subsidiary Guarantors and the Trustee hereby irrevocably consents and submits to the jurisdiction of any such court and to the courts of its own corporate domicile in respect of actions brought against it as a defendant generally and unconditionally in respect of any such suit or proceeding.

            (b) Each of the Company and the Subsidiary Guarantors further, by the execution and delivery of this Agreement, irrevocably designates, appoints and empowers CT Corporation, with offices at 1633 Broadway, 23rd Floor, New York, New York 10019, as its designee, appointee and authorized agent to receive for and on its behalf service (i) of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or such Subsidiary Guarantor, as the case may be, with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and the transactions contemplated hereby and (ii) that may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on the part of the Company or such Subsidiary Guarantor, as the case may be. Each of the Company and the Subsidiary Guarantors represents to the Trustee that it has notified CT Corporation of such designation and appointment and that CT Corporation has accepted the same, and that CT Corporation has been paid its full fee for such designation, appointment and related services through the date that is eight years from the date of this Agreement. Each of the Company and the Subsidiary Guarantors further agrees that, to the extent permitted by law, service of process upon CT Corporation (or its successors as agent for service of process) and written notice of said service to the Company or such Subsidiary Guarantor, as the case may be, pursuant to Section 13.02 of this Agreement, shall be deemed in every respect effective service of process upon the Company or such Subsidiary Guarantor in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Company and the Subsidiary Guarantors agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section reasonably satisfactory to the Trustee. Each of the Company and the Subsidiary Guarantors further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or such Subsidiary Guarantor, as the case may be, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or such Subsidiary Guarantor at its address specified in or designated pursuant to this Agreement. Each of the Company and the Subsidiary Guarantors agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Trustee to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law. Each of the Company and the Subsidiary Guarantors hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in federal or state court in the State of New York, County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company and the Subsidiary Guarantors in respect of any sum due from the Company or any Subsidiary Guarantor to the Trustee shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Trustee of any sum adjudged to be so due in the other currency, on which (and only to the extent that) the Trustee may in accordance with normal banking procedures purchase United States dollars with the other currency; if the United States dollars so purchased are less than the sum originally due to the Trustee hereunder, each of the Company and the Subsidiary Guarantors jointly and severally agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee against the loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee hereunder, the Trustee agrees to pay to the Company or the applicable Subsidiary Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to the Trustee hereunder.

            (d) The provisions of this Section shall survive any termination of this Agreement, in whole or in part.

            SECTION 13.12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or such Subsidiary Guarantor, respectively, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.13. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                        GRUPO IUSACELL, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Vice President and Chief
                                           Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Vice President, Mergers &
                                           Acquisitions and General
                                           Counsel

                        S.O.S. TELECOMUNICACIONES, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                        IUSACELL, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                        SISTECEL, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                          COMMUNICACIONES CELULARES de
                             OCCIDENTE, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                         SISTEMAS TELEFONICOS PORTATILES
                             CELULARES, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                          TELECOMUNICACIONES del GOLFO,
                                  S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                           INMOBILIARIA MONTES URALES
                                460, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                       MEXICAN CELLULAR INVESTMENTS, INC.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Vice President, Treasurer
                                           and Chief Financial Officer
                                           (Principal Financial Officer
                                           and Principal Accounting
                                           Officer)

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: President, General Counsel,
                                           Assistant Secretary and Sole
                                           Director (Principal Executive
                                           Officer)


                        IUSANET, S.A., de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Title: Principal Financial Officer

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Title: Director

                        GMD COMUNICACIONES, S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Authorized Signatory

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Authorized Signatory


                        HERMES TELECOMUNICACIONES S.A. de C.V.

                                by  /s/ Howard F. Zuckerman
                                    --------------------------------------------
                                    Authorized Signatory

                                by  /s/ Ruben G. Perlmutter
                                    --------------------------------------------
                                    Authorized Signatory



                        FIRST UNION NATIONAL BANK


                                by  /s/ Shawn K. Bednasek
                                    --------------------------------------------
                                    Title:    Assistant Vice President

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                           [Private Placement Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT HIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THE SECURITY), (3) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN

----------
      (1) This paragraph should only be added if the Security is issued in global form.

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A PURCHASER WHO MEETS THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT.

                      GRUPO IUSACELL, S.A. de C.V.

                            10% SENIOR NOTE DUE 2004

                                                  CUSIP No.________
                                                  $[        ]

            GRUPO IUSACELL, S.A. de C.V., a limited liability corporation
organized under the laws of Mexico, promises to pay to [      ], or registered
assigns, the principal sum of $[      ] on July 15, 2004.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:            January 1 and July 1.

            Additional provisions of this Security are set forth on the other side of this Security.



                                    GRUPO IUSACELL, S.A. de C.V.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:  July 25, 1997

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

FIRST UNION NATIONAL BANK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture

  by
    -----------------------------
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                            10% Senior Note due 2004

1.  Interest; Liquidated Damages

            GRUPO IUSACELL, S.A. de C.V., a limited liability corporation organized under the laws of Mexico (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will use its best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 75 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change in law or interpretation); (iii) the Registered Exchange Offer is not consummated on or prior to 180 days after the Issue Date; or (iv) the Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company and the Subsidiary Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each Holder of Registrable Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Registrable Securities held by such Holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

            The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 25, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  Paying Agent and Registrar

            Initially, First Union National Bank, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in either the United States or Mexico may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

            The Company issued the Securities under an Indenture dated as of July 25, 1997 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Capital Stock and Subordinated Obligations of the Company and its Restricted Subsidiaries, the incurrence by the Company and its Restricted

Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and stock of Restricted Subsidiaries of the Company, investments by the Company and its Restricted Subsidiaries, the lines of business in which the Company and its Restricted Subsidiaries may operate, consolidations, mergers and transfers of all or substantially all of the Company's property and assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and to sell or issue the Capital Stock of Restricted Subsidiaries. The Indenture also imposes certain obligations with respect to the payment of Additional Amounts.

5.  Redemption

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to July 15, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on July 15 of the years set forth below:

                                                            Redemption
        Period                                                Price
        ------                                              ----------
      2001.......................................            105.000%
      2002.......................................            102.500%
      2003.......................................            100.000%

            Notwithstanding the foregoing, at any time prior to July 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, regulations or rulings, which amendment, change, application or interpretation becomes effective on or after July 15, 1997, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments of interest or amounts deemed to be interest to Holders ("Excessive Additional Amounts"); provided, however, that
(i) notice of such redemption shall not be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

6.  Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subsidiary Guarantees

            Each Subsidiary Guarantor has jointly and severally unconditionally guaranteed the Obligations on an unsecured, senior subordinated basis, as a primary obligor and not merely as a surety, pursuant to the terms and conditions of the Indenture. Each Subsidiary Guarantee is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Designated Senior Indebtedness of the applicable Subsidiary Guarantor.

9.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

11.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment; Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Subordination Agreement may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any default or noncompliance with any provision of the Indenture, the Securities or the Subordination Agreement may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to change the subordination provisions to limit or terminate the benefits of any holder of Designated Senior Indebtedness, or to add further guarantees with respect to the Securities or to release guarantees as provided by the terms of the Indenture, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, BAII and the Trustee may amend the Subordination Agreement to cure any ambiguity, omission, defect or inconsistency, or to add additional covenants or surrender rights and powers conferred on the Company or BAII, or to make any other change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 hereof, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency, suspension of payments or reorganization with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; (vii) failure of any Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by such Subsidiary Guarantor of its obligations under the Indenture or such Subsidiary Guarantee if such Default continues for 10 days; and (viii) failure by BAII, the Company or any of their respective successors, assigns or other Transferees (as defined in the Subordination Agreement) to comply with the Subordination Agreement. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency, suspension of payments or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, suspension of payments or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                          GRUPO IUSACELL, S.A. de C.V.
                          Montes Urales 460, 3rd Floor
                          Col. Lomas de Chapultepec
                          Deleg. Miguel Hidalgo
                          C.P. 11000, Mexico, D.F.
                          Attention: Vice President of
                                     Investor Relations

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: ________________________ Your Signature: _________________________________

Signature Guarantee:____________________________________________________________
                       (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)
________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                   CERTIFICATE TO BE DELIVERED UPON TRANSFER,
                     EXCHANGE OR REGISTRATION OF SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| subject to the terms of the Indenture, has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

[In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the later of (a) two years after the date of original issuance of such Securities and (b) three months after the last date the undersigned was an Affiliate of the Company, the undersigned confirms that such Securities are being:(2)

CHECK ONE BOX BELOW:

            (1)   |_|   transferred to the Company; or

            (2)   |_|   transferred pursuant to an effective registration
                        statement under the Securities Act of 1933; or

            (3)   |_|   transferred pursuant to and in compliance with Rule 144A
                        under the Securities Act of 1933, as amended, and the transferor has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture); or

            (4)   |_|   transferred pursuant to and in compliance with
                        Regulation S under the Securities Act of 1933, as amended, and the transferror has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit G to the Indenture); or

            (5)   |_|   transferred to an institutional "accredited investor"
                        (as defined in Rule 501(a)(1), (2),

----------
      (2) This paragraph, the last paragraph of this Certificate and the related boxes do not apply in the case of transfers of interests in the Regulation S Global Security.

                        (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture); or

            (6)   |_|   transferred pursuant to an exemption from registration
                        under Rule 144 (if applicable) of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.]


                                         ---------------------------------------
                                                      Signature
Signature Guarantee:


-------------------------                ---------------------------------------
                                                      Signature

(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)
--------------------------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                       |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount:
$


Date: _________________________ Your Signature: ________________________________
                                (Sign exactly as your name appears
                                on the other side of the Security)


Signature Guarantee:____________________________________________________________
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)

                                                                       EXHIBIT B


                 [FORM OF FACE OF REGISTERED EXCHANGE SECURITY]

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)


                      GRUPO IUSACELL, S.A. de C.V.


                            10% SENIOR NOTE DUE 2004


                                                CUSIP No.________
                                                $[        ]

            GRUPO IUSACELL, S.A. de C.V., a limited liability corporation
organized under the laws of Mexico, promises to pay to [       ], or registered
assigns, the principal sum of $[      ] on July 15, 2004.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:            January 1 and July 1.

----------
      (1) This paragraph should only be added if the Security is issued in global form.

            Additional provisions of this Security are set forth on the other side of this Security.



                                    GRUPO IUSACELL, S.A. de C.V.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:


Dated:

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

FIRST UNION NATIONAL BANK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture

  by
    -----------------------------
         Authorized Signatory

             [FORM OF REVERSE SIDE OF REGISTERED EXCHANGE SECURITY]

                            10% Senior Note due 2004

1.  Interest

            GRUPO IUSACELL, S.A. de C.V., a limited liability corporation organized under the laws of Mexico (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 25, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

            The Company will pay interest on the Securities to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  Paying Agent and Registrar

            Initially, First Union National Bank, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in the United States or Mexico may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

            The Company issued the Securities under an Indenture dated as of July 25, 1997 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and

Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Capital Stock and Subordinated Obligations of the Company and its Restricted Subsidiaries, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and stock of Restricted Subsidiaries of the Company, investments by the Company and its Restricted Subsidiaries, the lines of business in which the Company and its Restricted Subsidiaries may operate, consolidations, mergers and transfers of all or substantially all of the Company's property and assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and to sell or issue the Capital Stock of Restricted Subsidiaries. The Indenture also imposes certain obligations with respect to the payment of Additional Amounts.

5.  Redemption

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to July 15, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on July 15 of the years set forth below:

                                                        Redemption
      Period                                               Price
      ------                                            ----------

      2001............................................   105.000%
      2002............................................   102.500%
      2003............................................   100.000%

            Notwithstanding the foregoing, at any time prior to July 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, regulations or rulings, which amendment, change, application or interpretation becomes effective on or after July 15, 1997, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments of interest or amounts deemed to be interest to Holders ("Excessive Additional Amounts"); provided, however, that (i) notice of such redemption shall not be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

6.  Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subsidiary Guarantees

            Each Subsidiary Guarantor has jointly and severally unconditionally guaranteed the Obligations on an unsecured, senior subordinated basis, as a primary obligor and not merely as a surety, pursuant to the terms and conditions of the Indenture. Each Subsidiary Guarantee is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Designated Senior Indebtedness of the applicable Subsidiary Guarantor.

9.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

11.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment; Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Subordination Agreement may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision of the Indenture, the Securities or the Subordination Agreement may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to change the subordination provisions to limit or terminate the benefits of any holder of Designated Senior Indebtedness, or to add further guarantees with respect to the Securities or to release guarantees as provided by the terms of the Indenture, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, BAII and the Trustee may amend the Subordination Agreement to cure any ambiguity, omission, defect or inconsistency, or to add additional covenants or surrender rights and powers conferred on the Company or BAII, or to make any other change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 hereof, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency, suspension of payments or reorganization with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; (vii) failure of any Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by such Subsidiary Guarantor of its obligations under the Indenture or such Subsidiary Guarantee if such Default continues for 10 days; and (viii) failure by BAII, the Company or any of their respective successors, assigns or other Transferees (as defined in the Subordination Agreement) to comply with the Subordination Agreement. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency, suspension of payments or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, suspension of payments or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                          GRUPO IUSACELL, S.A. de C.V.
                          Montes Urales 460, 3rd Floor
                          Col. Lomas de Chapultepec
                          Deleg. Miguel Hidalgo
                          C.P. 11000, Mexico, D.F.
                          Attention: Vice President of
                                     Investor Relations

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                          agent to transfer this Security
on the books of the Company.  The agent may substitute another to act for him.


________________________________________________________________________________

Date: _______________________ Your Signature: __________________________________

Signature Guarantee:____________________________________________________________
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)
________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                   CERTIFICATE TO BE DELIVERED UPON TRANSFER,
                     EXCHANGE OR REGISTRATION OF SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| subject to the terms of the Indenture, has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.


                                          ______________________________________
                                                      Signature
Signature Guarantee:

________________________________          ______________________________________
                                                      Signature
(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)
________________________________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                    |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount:
$


Date: __________________________ Your Signature: _______________________________
                                 (Sign exactly as your name appears
                                 on the other side of the Security)


Signature Guarantee:____________________________________________________________
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)

                                                                       EXHIBIT C


                   [FORM OF FACE OF PRIVATE EXCHANGE SECURITY]

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                           [Private Placement Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT HIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THE SECURITY), (3) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN


----------
      (1) This paragraph should only be added if the Security is issued in global form.

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A PURCHASER WHO MEETS THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT.

                      GRUPO IUSACELL, S.A. de C.V.


                            10% SENIOR NOTE DUE 2004


                                                CUSIP No.________
                                                $[        ]

            GRUPO IUSACELL, S.A. de C.V., a limited liability corporation
organized under the laws of Mexico, promises to pay to [       ], or registered
assigns, the principal sum of $[      ] on July 15, 2004.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:            January 1 and July 1.

            Additional provisions of this Security are set forth on the other side of this Security.



                                    GRUPO IUSACELL, S.A. de C.V.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:


Dated:

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

FIRST UNION NATIONAL BANK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture

  by
    -----------------------------
         Authorized Signatory

               [FORM OF REVERSE SIDE OF PRIVATE EXCHANGE SECURITY]

                            10% Senior Note due 2004

1.  Interest; Liquidated Damages

            GRUPO IUSACELL, S.A. de C.V., a limited liability corporation organized under the laws of Mexico (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will use its best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 75 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change in law or interpretation); (iii) the Registered Exchange Offer is not consummated on or prior to 180 days after the Issue Date; or (iv) the Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company and the Subsidiary Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each Holder of Registrable Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Registrable Securities held by such Holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

            The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 25, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  Paying Agent and Registrar

            Initially, First Union National Bank, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in the United States or Mexico may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

            The Company issued the Securities under an Indenture dated as of July 25, 1997 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Capital Stock and Subordinated Obligations of the Company and its Restricted Subsidiaries, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and stock of Restricted Subsidiaries of the Company, investments by the Company and its Restricted Subsidiaries, the lines of business in which the Company and its Restricted Subsidiaries may operate, consolidations, mergers and transfers of all or substantially all of the Company's property and assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and to sell or issue the Capital Stock of Restricted Subsidiaries. The Indenture also imposes certain obligations with respect to the payment of Additional Amounts.

5.  Redemption

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to July 15, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on July 15 of the years set forth below:

                                                         Redemption
      Period                                                Price
      ------                                             ----------

      2001............................................    105.000%
      2002............................................    102.500%
      2003............................................    100.000%

            Notwithstanding the foregoing, at any time prior to July 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, regulations or rulings, which amendment, change, application or interpretation becomes effective on or after July 15, 1997, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments of interest or amounts deemed to be interest to Holders ("Excessive Additional Amounts"); provided, however, that
(i) notice of such redemption shall not be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

6.  Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subsidiary Guarantees

            Each Subsidiary Guarantor has jointly and severally unconditionally guaranteed the Obligations on an unsecured, senior subordinated basis, as a primary obligor and not merely as a surety, pursuant to the terms and conditions of the Indenture. Each Subsidiary Guarantee is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Designated Senior Indebtedness of the applicable Subsidiary Guarantor.

9.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

11.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment; Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Subordination Agreement may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any default or noncompliance with any provision of the Indenture, the Securities or the Subordination Agreement may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to change the subordination provisions to limit or terminate the benefits of any holder of Designated Senior Indebtedness, or to add further guarantees with respect to the Securities or to release guarantees as provided by the terms of the Indenture, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, BAII and the Trustee may amend the Subordination Agreement to cure any ambiguity, omission, defect or inconsistency, or to add additional covenants or surrender rights and powers conferred on the Company or BAII, or to make any other change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 hereof, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency, suspension of payments or reorganization with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; (vii) failure of any Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by such Subsidiary Guarantor of its obligations under the Indenture or such Subsidiary Guarantee if such Default continues for 10 days; and (viii) failure by BAII, the Company or any of their respective successors, assigns or other Transferees (as defined in the Subordination Agreement) to comply with the Subordination Agreement. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency, suspension of payments or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, suspension of payments or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                          GRUPO IUSACELL, S.A. de C.V.
                          Montes Urales 460, 3rd Floor
                          Col. Lomas de Chapultepec
                          Deleg. Miguel Hidalgo
                          C.P. 11000, Mexico, D.F.
                          Attention: Vice President of
                                     Investor Relations

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                          agent to transfer this Security
on the books of the Company.  The agent may substitute another to act for him.


________________________________________________________________________________

Date: _______________________ Your Signature: __________________________________

Signature Guarantee:____________________________________________________________
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)
________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                   CERTIFICATE TO BE DELIVERED UPON TRANSFER,
                     EXCHANGE OR REGISTRATION OF SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| subject to the terms of the Indenture, has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

[In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the later of (a) two years after the date of original issuance of such Securities and (b) three months after the last date the undersigned was an Affiliate of the Company, the undersigned confirms that such Securities are being:(2)

CHECK ONE BOX BELOW:

            (1)   |_|   transferred to the Company; or

            (2)   |_|   transferred pursuant to an effective registration
                        statement under the Securities Act of 1933; or

            (3)   |_|   transferred pursuant to and in compliance with Rule 144A
                        under the Securities Act of 1933, as amended, and the transferor has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture); or

            (4)   |_|   transferred pursuant to and in compliance with
                        Regulation S under the Securities Act of 1933, as amended, and the transferror has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit G to the Indenture); or

            (5)   |_|   transferred to an institutional "accredited
                        investor" (as defined in Rule 501(a)(1), (2),

----------
      (2) This paragraph, the last paragraph of this Certificate and the related boxes do not apply in the case of transfers of interests in the Regulation S Global Security.

                        (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit D to the Indenture); or

            (6)   |_|   transferred pursuant to an exemption from registration
                        under Rule 144 (if applicable) of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.]


                                          ______________________________________
                                                      Signature
Signature Guarantee:

_________________________                 ______________________________________
                                                      Signature
(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)
________________________________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                      |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount:
$


Date: ________________________ Your Signature: _________________________________
                               (Sign exactly as your name appears
                                on the other side of the Security)


Signature Guarantee:____________________________________________________________
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)

                                                                       EXHIBIT D


                   FORM OF TRANSFEREE LETTER OF REPRESENTATION

Grupo Iusacell, S.A. de C.V.
c/o First Union National Bank, as Trustee

Ladies and Gentlemen:

            In connection with the proposed transfer of $ aggregate principal amount of 10% Senior Notes due 2004 (the "Notes") of Grupo Iusacell, S.A. de C.V., a limited liability stock corporation organized under the laws of Mexico (the "Company"), we confirm that:

            1. We understand that the Notes have not been registered under the Securities Act of 1933 (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we decide to resell, pledge or otherwise transfer such Notes within two years after the date of the original issuance of the Notes or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iii) outside the United States in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act ("Institutional Accredited Investor") (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes) which has certified to the Company and the Trustee that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

            2. We are able to fend for ourselves in the transactions contemplated by the Offering Memorandum dated July 15, 1997, as amended from time to time, relating to the Notes, we have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

            3. We understand that the minimum principal amount of Notes that may be purchased by an Institutional Accredited Investor is $100,000.

            4. We are acquiring the Notes transferred to us for investment purposes, and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an Institutional Accredited Investor.

            5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,



                                       -----------------------------------------
                                       (Name of Transferee)


                                       By:
                                          --------------------------------------

                                       Date:
                                            ------------------------------------

                                                                       EXHIBIT E


                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of , among [NEW SUBSIDIARY GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of Grupo Iusacell, S.A. de C.V. (or its successor), a limited liability stock corporation organized under the laws of Mexico (the "Company"), GRUPO IUSACELL, S.A. de C.V., on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and FIRST UNION NATIONAL BANK, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of July 25, 1997, providing for the issuance of an aggregate principal amount of $150,000,000 of 10% Senior Notes due 2004 (the "Securities");

            WHEREAS Section 4.16 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to Guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

            3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                       [NEW SUBSIDIARY GUARANTOR],

                                         by
                                           -------------------------------------
                                           Name:
                                           Title:


                                       GRUPO IUSACELL, S.A. de C.V. on
                                       behalf of itself and the Existing
                                       Subsidiary Guarantors,

                                         by
                                           -------------------------------------
                                           Name:
                                           Title:


                                       FIRST UNION NATIONAL BANK
                                       as Trustee,

                                         by
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT F


                         [FORM OF LETTER TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]


Grupo Iusacell, S.A. de C.V.
c/o First Union National Bank, as Trustee


[Date]

            Re:   Grupo Iusacell, S.A. de C.V. (the "Company")
                  10% Senior Notes due 2004 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $_______ aggregate principal amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    Very truly yours,


                                    ------------------------------
                                    [Name of Transferor]


                                    By:
                                    ---------------------------
                                    Authorized Signature

                                                                       EXHIBIT G


                         [Form of Letter to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S]

Grupo Iusacell, S.A. de C.V.
c/o First Union National Bank, as Trustee

[Date]


            Re:   Grupo Iusacell, S.A. de C.V. (the "Company")
                  10% Senior Notes due 2004 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933 (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States that would not comply with the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:_________________________________
                                       Authorized Signature


                                        2